SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2007

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As disclosed on February 5, 2007, Vectren Corporation (the Company) announced the election of Martin C. Jischke to its Board of Directors.  At that time, Mr. Jischke had not yet been assigned to any Board Committees.  On May 9, 2007, Mr. Jischke was assigned to the Board’s Compensation & Benefits Committee and its Corporate Affairs Committee.

In addition, on May 9, 2007, John D. Engelbrecht and Jean L. Wojtowicz were appointed to serve on the Audit and Risk Management Committee. Robert L. Koch III and R. Daniel Sadlier were appointed to serve on the Finance Committee. Jean L. Wojtowicz will no longer serve on the Finance Committee. R. Daniel Sadlier was appointed to serve on the Corporate Affairs Committee. John D. Engelbrecht and Robert L. Koch III will no longer serve on the Corporate Affairs Committee. These committee member changes are effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 9, 2007

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President, Controller and Assistant Treasurer